Exhibit 99.1

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

December 21, 2010

Re: Medianet Group Technologies Inc.  (‘MediaNet”)
File No. 0-49801

Dear Sir or Madam:

We have read Item 4.02 of Form 8-K of MediaNet dated December 16, 2010 and the Form 8-K Amendment of MediaNet  dated December 21, 2010 (collectively referred to as the “Amended Form 8-K”), and agree with the statements concerning our Firm contained therein regarding our association as independent auditors. We also agree with the statements contained in the Amended Form 8-K  regarding the intercompany eliminations pertaining to the first three quarters of the year ended September 30, 2010, the notice we provided MediaNet, our basis for our views expressed in such notice and our post-notice  discussions with MediaNet . With respect to the other accounting items, financial statements  and other statements mentioned or  made by MediaNet  in the Form 8-K dated December 16, 2010,  we have had limited discussions with MediaNet regarding such items and statements.  Accordingly, we currently have no basis to agree or disagree with the statements made in the Form 8-K with respect to such items and statements.

Very truly yours,

/s/ Lake and Associates CPA’s, LLC

Lake and Associates CPA’s, LLC